NorthWestern Corporation d/b/a NorthWestern Energy 3010 W. 69th Street Sioux Falls, SD 57108 www.northwesternenergy.com

FOR IMMEDIATE RELEASE

NORTHWESTERN ENERGY AGREES TO ACQUIRE HYDROELECTRIC FACILITIES FROM PPL MONTANA

Completed acquisition would secure more than 60% of NorthWestern's average load serving capability in Montana and provide price stability for customers

Purchase price of $900 million

Expected to be accretive to earnings in first full year of operations

Butte, Mont. /Sioux Falls, S.D. - September 26, 2013 - NorthWestern Corporation d/b/a NorthWestern Energy (NYSE: NWE) today announced that it has entered into an agreement to acquire 11 hydroelectric facilities representing 633 MWs of generation, one storage reservoir, and related assets from PPL Montana, a wholly-owned subsidiary of PPL Corporation (NYSE: PPL), for a purchase price of $900 million, subject to adjustments as described below. The facilities are situated in two separate river basins, covering both sides of the Continental Divide, and benefit from a history of strong and reliable operating performance, low variable operating costs and favorable environmental qualities. NorthWestern's Board of Directors has approved the transaction.

“This is a unique opportunity to acquire hydroelectric facilities dedicated to serving our Montana customers for generations to come,” said Bob Rowe, NorthWestern's president and CEO. “These facilities were originally built as part of the integrated system that we own today and complement our existing set of supply resources. The addition of Montana-regulated, clean, sustainable and reliable hydro power will provide supply diversity to our portfolio and will reduce risks associated with variable fuel prices.”

This transaction is expected to allow NorthWestern to reduce its reliance on third party power purchase agreements and spot market purchases, more closely matching NorthWestern's electric generation resources with forecasted customer demand. Upon completion, about half of NorthWestern's total energy needs in Montana would be met with hydro and wind generation.

In addition, the facilities are anticipated to provide energy stability well below the cost associated with “new build” alternatives, making this acquisition an attractive option to help stabilize customer rates over the long-term.

“In joining our portfolio of wind, natural gas and coal assets, these hydroelectric facilities will increase our energy capacity and provide NorthWestern with greater certainty about our energy supply. We'll be able to provide continued reliability and price stability to our customers. We'll also be better able to protect current and future NorthWestern customers from the impact of market price volatility, allowing us to offer clean, cost-effective and reliable energy for years to come,” added Rowe.

Once the transaction is completed, it is expected that NorthWestern will be able to provide nearly all of Montana's required power supply during light load periods, while using market purchases or other resources to meet demand during heavier load periods. These assets will be added to the rate base in Montana in keeping with NorthWestern's long-standing commitment to being a regulated utility.
Transaction Terms
The proposed transaction is an asset acquisition for $900 million in cash. The purchase price is subject to adjustment for proration of operating expenses, performance of capital expenditures and termination of certain power purchase agreements.

NorthWestern expects to fund the acquisition using a combination of debt securities, equity and available cash and to maintain its targeted debt to capital ratio of 50 - 55%, supporting a solid investment grade credit profile. Financing is supported by a fully committed bridge loan facility with Credit Suisse and Bank of America Merrill Lynch.

The transaction is expected to be accretive to NorthWestern's earnings within the first full year of operation following the closing. The transaction is not expected to change NorthWestern's targeted 60 - 70% dividend payout ratio.

The acquisition is subject to customary closing conditions and regulatory approval from the Montana Public Service Commission, the Federal Energy Regulatory Commission, other appropriate state and federal agencies and as required by the Hart-Scott-Rodino Antitrust Improvements Act. NorthWestern and PPL will work with regulators to move through the review process efficiently. Assuming receipt of regulatory approvals and satisfaction of the other closing conditions, the acquisition is expected to close in the second half of 2014.
Advisors
In connection with the transaction, Credit Suisse acted as lead financial advisor and Bank of America Merrill Lynch acted as financial advisor to NorthWestern Energy. Skadden, Arps, Slate, Meagher & Flom LLP served as lead legal counsel to NorthWestern Energy and Dorsey & Whitney served as environmental counsel. Blackstone Advisory Partners rendered a fairness opinion to NorthWestern's Board of Directors.
Investor and Analyst Webcast Details
There will be a conference call for the investment community on Friday, September 27, 2013 at 8:30 a.m. EDT / 6:30 a.m. MDT.

The conference call will be webcast live on the Internet at http://www.northwesternenergy.com under the “Our Company / Investor Relations / Presentations and Webcasts” heading or by visiting http://www.videonewswire.com/event.asp?id=96188.  To listen and view the slideshow presentation, please go to the site at least 10 minutes in advance of the call to register.

A telephonic replay of the call will be available beginning at 11:00 A.M. EDT on September 27, 2013 through October 27, 2013, at (888) 203-1112, access code 1637812.

Additional Information

NorthWestern Energy is committed to keeping customers, communities, employees and shareholders informed throughout this process. Please visit our website to learn more about the facilities at www.northwesternenergy.com.

Media Contacts
Claudia Rapkoch: (866) 622-8081
Claudia.Rapkoch@northwestern.com

Investor Relations Contact
Travis Meyer: (605) 978-2967
Travis.Meyer@northwestern.com

###

About NorthWestern Energy (NYSE: NWE)
NorthWestern Energy provides electricity and natural gas in the Upper Midwest and Northwest, serving approximately 673,200 customers in Montana, South Dakota and Nebraska. More information on NorthWestern Energy is available on the company's website at www.northwesternenergy.com.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often address our expected future business and financial performance, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.”  These statements are based upon our current expectations and speak only as of the date hereof.  Our actual future business and financial performance may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including, but not limited to:

•
potential adverse federal, state, or local legislation or regulation or adverse determinations by regulators could have a material effect on our liquidity, results of operations and financial condition;

•
changes in availability of trade credit, creditworthiness of counterparties, usage, commodity prices, fuel supply costs or availability due to higher demand, shortages, weather conditions, transportation problems or other developments, may reduce revenues or may increase operating costs, each of which could adversely affect our liquidity and results of operations;

•
unscheduled generation outages or forced reductions in output, maintenance or repairs, which may reduce revenues and increase cost of sales or may require additional capital expenditures or other increased operating costs; and

•	adverse changes in general economic and competitive conditions in the U.S. financial markets and in our service territories.

Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and other Securities and Exchange Commission filings discuss some of the important risk factors that may affect our business, results of operations and financial condition.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

This news release does not constitute an offer to sell or a solicitation of an offer to buy any securities described herein, nor shall there be any sale of such securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Any such offering may be made only by means of a prospectus.